Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned Director of Waddell & Reed Financial, Inc. does hereby constitute and appoint Benjamin R. Clouse, Mark P. Buyle and Jeffrey P. Bennett, and each of them severally, his/her lawful attorneys and agents, for his/her and in his/her name and in the capacity indicated below, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary, advisable, or required to enable the said Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission in connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”), the powers granted include the power and authority to execute and file the Form 10-K, any and all amendments to the part of or in conjunction with the Form 10-K and any and all instruments or documents submitted as a part of or in conjunction with the Form 10-K.  The undersigned hereby ratifies and confirms his/her signature as it may be signed by said attorneys and all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated below in his/her name.

January 7, 2020	/s/ Kathie J. Andrade
Kathie J. Andrade

January 17, 2020	/s/ Sharilyn S. Gasaway
Sharilyn S. Gasaway

January 15, 2020	/s/ Thomas C. Godlasky
Thomas C. Godlasky

January 22, 2020	/s/ James A. Jessee
James A. Jessee

January 10, 2020	/s/ Alan W. Kosloff
Alan W. Kosloff

January 13, 2020	/s/ Dennis E. Logue
Dennis E. Logue

January 8, 2020	/s/ Michael F. Morrissey
Michael F. Morrissey

January 7, 2020	/s/ Jerry W. Walton
Jerry W. Walton